EXHIBIT 1

CUSIP NO. 88144203

AGREEMENT OF JOINT FILING

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the shares of common stock, par value $0.001 per share, of Terremark Worldwide Inc.  Each of the undersigned further agrees and acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: December 12, 2006	REPORTING PERSON:

Stichting Administratiekantoor Talpa Beheer
/s/ Gaylord Macnack
By: Gaylord Macnack

Talpa Beheer BV
/s/ Gaylord Macnack
By: Gaylord Macnack

Talpa Capital Holding BV
/s/ Gaylord Macnack
By: Gaylord Macnack

Cyrte Investments BV
/s/ Gaylord Macnack
By: Gaylord Macnack

Cyrte Investments GP I BV
/s/ Gaylord Macnack
By: Gaylord Macnack

Cyrte Fund I CV
/s/ Gaylord Macnack
By: Gaylord Macnack

Johannes Hendrikus Hubert de Mol
/s/ Gaylord Macnack
By: Gaylord Macnack